Biolase, Inc.
2002 Stock Incentive Plan

Inducement Restricted Stock Unit Award Agreement

BIOLASE, Inc., a Delaware corporation (the “Company”), hereby grants to Jeffrey M. Nugent (the “Holder”) as of July 13, 2014 (the “Grant Date”) an inducement restricted stock unit award (the “Award”) with respect to 37,879 shares of the Company’s common stock (“Common Stock”), upon and subject to the restrictions, terms and conditions set forth in this agreement (the “Agreement”). This Award is not granted pursuant to the BIOLASE, Inc. 2002 Stock Incentive Plan (the “Plan”), however, except to the extent otherwise set forth herein, the terms and conditions of the Plan applicable to restricted stock units are incorporated herein by reference and shall apply as though the Award was granted pursuant to the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. As of each date on which the Company pays a cash dividend to record owners of shares of Common Stock (a “Dividend Date”), then the number of shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Common Stock on such Dividend Date. Any such additional shares shall be subject to the same vesting conditions and payment terms set forth herein as the shares to which they relate.

3. Restriction Period and Vesting.

3.1. Service-Based Vesting Condition. Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company and the Holder, the Award shall vest (i) with respect to one-sixth of the number of shares subject thereto, rounded up to the nearest whole share, on the Grant Date and (ii) with respect to one-twelfth of the remaining number of shares subject thereto that do not vest on the Grant Date pursuant to (i), rounded down to the nearest whole share, at the conclusion of each of the first twelve monthly periods beginning on the Grant Date; provided the Holder remains continuously employed by the Company through the applicable vesting date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2. Change in Control. Upon a Change in Control, the Award shall become fully vested and the shares of Common Stock subject to the Award, or a cash payment equal to the Fair Market Value of such shares, shall be issued or paid to the Holder as of the date of such Change in Control. However, the Award shall not become vested on such an accelerated basis if and to the extent: (1) the Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force pursuant to the terms of transaction or (2) the Award is to be replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the shares subject to the Award at the time of the Change in Control and provides for subsequent payout of that amount no later than the time the Holder would vest in those shares or (3) the acceleration of the Award is subject to other limitations imposed by the Plan Administrator.

3.3. Termination of Employment. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period for any reason other than death, Disability or termination for Good Reason, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company. In the event that the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of death, Disability or termination for Good Reason, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately vested. For purposes of this Section 3.3, “Disability” means a condition under which the Holder (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company. For purposes of this Section 3.3, “Good Reason” means any one or more of the following within the one-year period following a Change in Control: (i) action by the Company resulting in a material diminution of the Holder’s authority, duties or responsibilities or (ii) action by the Company resulting in a material reduction in the Holder’s base compensation. Within 30 days after the Holder becomes aware of one or more actions described in the preceding sentence, the Holder shall deliver written notice to the Company of the actions (the “Good Reason Notice”). The Company shall have 30 days after the Good Reason Notice is delivered to cure the particular action(s). If the Company so effects a cure, the Good Reason Notice will be deemed rescinded and of no further force and effect.

4. Delivery of Shares.  Subject to Section 6, and unless otherwise elected by the Holder pursuant to procedures in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as soon as practicable (but no later than thirty (30) days) after the vesting of the Award, in whole or in part, the Company shall issue to the Holder the number of vested shares of Common Stock.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.1.  Prior to the issuance to the Holder of the shares of Common Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5. Transfer Restrictions and Investment Representation.

5.1. Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or, to the extent permitted by the Plan Administrator, pursuant to the designation of one or more beneficiaries on the form prescribed by the Company, a trust or entity established by the Holder for estate planning purposes, a charitable organization designated by the Holder or pursuant to a qualified domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6. Additional Terms and Conditions of Award.

6.1. Withholding Taxes. (a) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock upon the vesting of the Award, payment by the Holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award (the “Required Tax Payments”).

(b) The Holder may satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered or an amount of cash which would otherwise be payable to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.

6.2. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. The payments to the Holder pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4). In the event the terms of this Agreement would subject the Holder to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and the Holder shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. To the extent any amounts under this Agreement are payable by reference to the Holder’s termination of employment, such term shall be deemed to refer to the Holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if the Holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of Holder’s separation from service, then to the extent any amount payable to the Holder (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Holder’s separation from service and (iii) under the terms of this Agreement would be payable prior to the six-month anniversary of the Holder’s separation from service, such payment shall be delayed until the earlier to occur of (a) the first business day following the six-month anniversary of the separation from service and (b) the date of the Holder’s death.

6.4. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

6.5. Decisions of Plan Administrator. The Plan Administrator shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Plan Administrator regarding the Plan or this Agreement shall be final, binding and conclusive.

6.6. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.7. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to BIOLASE, Inc., Attn: General Counsel, 4 Cromwell, Irvine, California 92618, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.8. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.9. Award Subject to the Terms and Conditions of the Plan. Notwithstanding the fact that the Award is not granted pursuant to the Plan, the terms and conditions of the Plan applicable to restricted stock units are incorporated herein by reference and shall apply as though the Award was granted pursuant to the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan. The Holder hereby acknowledges receipt of a copy of the Plan.

6.10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.11. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.12. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.13. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

[Signature page follows]

BIOLASE, INC.

By:/s/ Frederick D. Furry
Name: Frederick Furry
Title: Chief Financial Officer

Accepted this 16th day of July, 2014

/s/ Jeffrey M. Nugent
Jeffrey M. Nugent